UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2007

Moscow CableCom Corp.

(Exact name of registrant as specified in its charter)

Commission file number:  000-01460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

153 East 53rd Street, 58th Floor	10022
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 826-8942
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[ X ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12) *

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

* The Company is not soliciting and does not intend to solicit the proxies of any stockholder, as described more fully in the description provided under Item 1.01 of the Form 8-K filed on February 23, 2007.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2007, Moscow CableCom Corp. (the "Company") received a Nasdaq Staff Determination letter indicating that, as a result of the delay in filing the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007, the Company is not in compliance with the qualification requirements for continued listing as set forth in Nasdaq’s Marketplace Rule 4310(c)(14), and that its common stock is, therefore, subject to potential delisting from the Nasdaq Global Market.

The Company has requested a written hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination letter. There can be no assurance that the Panel will grant the Company’s request for continued listing.  The Company is working diligently to finalize and file its Form 10-Q for the period ended March 31, 2007 to enable it to regain compliance with Nasdaq’s listing requirements.

The Company announced the receipt of the Nasdaq Staff Determination letter in a press released dated May 29, 2007, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

The following is furnished as an Exhibit to this report:

Exhibit Number

Description of Exhibit

99.1

                                                            Press release dated May 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Tate Fite        _

Name: Tate Fite
Title:  Chief Financial Officer

Date:  May 29, 2007

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